EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kay L. Toolson, CEO of Monaco Coach Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Monaco Coach Corporation on Form 10-Q for the quarterly period ended March 29, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report of Monaco Coach Corporation on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Monaco Coach Corporation.

By:	/s/ Kay L. Toolson
Kay L. Toolson
Chief Executive Officer

I, P. Martin Daley, CFO of Monaco Coach Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant  to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Monaco Coach Corporation on Form 10-Q for the quarterly period ended March 29, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report of Monaco Coach Corporation on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Monaco Coach Corporation.

By:	/s/ P. Martin Daley
P. Martin Daley
Chief Financial Officer